SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          NORTHERN STATES POWER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                   [LOGO] NSP



March 8, 1999


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Northern States Power Company on April 28, 1999, at 10:00 a.m., at Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

     The matters to be voted on at the meeting are described in the Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages. In addition to these matters, we will also report on our current operations and on our future plans. After the voting, you will have an opportunity to ask questions.

     We are pleased to inform you that this year there are three methods available for voting your proxy. You can mail your proxy card as you have in the past, or you can vote by telephone or over the Internet. Instructions for voting by telephone or the Internet are included on the proxy form.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY PROMPTLY. YOUR VOICE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY FORM. A COMPLIMENTARY PARKING PASS WITH PARKING LOCATION INSTRUCTIONS IS ALSO ATTACHED TO THE PROXY FORM. REFRESHMENTS WILL BE SERVED FROM 8:45-9:45 A.M. AND NSP'S REDDY KILOWATT AND REDDY FLAME WILL BE AVAILABLE FOR PHOTOGRAPHS WITH SHAREHOLDERS.

     Our annual meetings are helpful in maintaining communications and understanding between our Board of Directors and shareholders. We hope you will join us.

Sincerely,

/s/ James J. Howard

James J. Howard
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                          NORTHERN STATES POWER COMPANY
                            (A MINNESOTA CORPORATION)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS


     The Annual Meeting of Shareholders of NORTHERN STATES POWER COMPANY, a Minnesota corporation, will be held on Wednesday, April 28, 1999, at 10:00 a.m., at Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota for the following purposes:

     (1) To elect 3 directors to Class I until the Annual Meeting of Shareholders in 2002;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP, Certified Public Accountants, as independent auditors of the Company for 1999;

     (3) To vote on a proposal to amend the Company's Restated Articles of Incorporation to remove limitations on the Company's issuance of unsecured indebtedness;

     (4) To vote on a proposal to amend the Company's Restated Articles of Incorporation to remove provisions relating to series of preferred stock that have been redeemed; and

     (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     If Item 3 is adopted at the Annual Meeting, each preferred shareholder of the Company will be entitled to receive a special cash dividend of $1.00 for each share held as of March 1, 1999, the record date fixed for the Annual Meeting.

     Under Section 302A.471 of the Minnesota Business Corporation Act, holders of NSP preferred stock have the right to dissent from the proposal to amend the Restated Articles of Incorporation to remove limitations on the issuance of unsecured indebtedness and, if such amendment is approved, to obtain payment of the fair value of their shares. Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act are attached in full as Annex A to the accompanying Proxy Statement, which also includes a description of the procedure to be followed under those sections by a preferred stockholder wishing to dissent.

     Shareholders who own stock at the close of business on March 1, 1999, will be entitled to notice of, and to vote at, this Annual Meeting.


Minneapolis, Minnesota                   By order of the Board of Directors
March 8, 1999                                    John P. Moore, Jr.
                                                      SECRETARY

                       PLEASE REMEMBER TO VOTE YOUR PROXY

                          NORTHERN STATES POWER COMPANY
                                414 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55401

                                 PROXY STATEMENT

INTRODUCTION

     Your Board of Directors is sending you this proxy statement in connection with the solicitation of your proxy for use at the Annual Meeting. When you vote by proxy, you appoint Edward J. McIntyre, Gary R. Johnson and John P. Moore, Jr. as your representatives at the Annual Meeting. Edward J. McIntyre, Gary R. Johnson and John P. Moore, Jr. will vote your shares, as you have instructed them on the proxy form, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to vote by proxy in advance of the meeting just in case your plans change.

     If an issue comes up for vote at the meeting that is not covered by your proxy, Edward J. McIntyre, Gary R. Johnson and John P. Moore, Jr. will vote your shares, under your proxy, in accordance with their best judgment.

VOTING PROCEDURES; REVOCATION OF PROXY

     You may vote by mail, in person, by telephone or by the internet. To vote by mail, simply complete and sign the proxy form and mail it in the enclosed, prepaid and preaddressed envelope. If you mark your voting instructions on the proxy form, your shares will be voted as you instruct. If you return a signed form but do not provide voting instructions, your shares will be voted FOR the two named nominees and FOR each of the other items indicated on the prior page.

     If you wish to vote in person, we will pass out written ballots at the meeting. If you hold your shares in street name (i.e., they are held by your broker in an account for you), you must request a legal proxy from your broker in order to vote at the meeting.

     If you wish to vote by telephone or the internet, please follow the instructions included on the enclosed proxy form. If you vote by telephone or the internet, it is not necessary to mail in your proxy form. Telephone and internet voting is available to shareholders who hold their shares in the Employee Stock Ownership Plan (ESOP) and the Dividend Reinvestment and Stock Purchase Plan (DRIP).

     If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing another proxy with a later date, voting a second time by telephone or by the internet, or voting again at the meeting. Alternatively, you may provide a written statement to the Company (attention, John P. Moore, Jr., Secretary) of your intention to revoke your proxy.

RECORD DATE; NUMBER OF VOTES

     If you owned shares of the Company's stock at the close of business on March 1, 1999, you are entitled to vote at the meeting.

     If you owned common stock, you are entitled to one vote per common share upon each matter presented at the Annual Meeting. If you owned preferred stock (other than the $3.60 Series), you also are entitled to one vote per share of preferred stock upon each matter presented at the Annual Meeting. If you owned shares of the $3.60 Series of preferred stock, you are entitled to three votes per share of $3.60 series preferred upon each matter presented at the Annual Meeting.

     On March 1, 1999, there were _______ shares of common stock, _______ shares of $3.60 Series preferred stock and _______ shares of other NSP preferred stock outstanding. First Trust N.A., the

Trustee for our ESOP, holds approximately ____% of the Company's common stock for the benefit of ESOP participants, none of whom has a total beneficial interest of more than ____% of the Company's outstanding voting securities. We also have been notified by J.P. Morgan & Co. Incorporated that it holds approximately ____% of our common stock. No other person holds of record or, to our knowledge, beneficially owns more than 5% of any class of our outstanding voting securities.

EXPENSES OF PROXY SOLICITATION

     We will pay all costs associated with preparing, assembling and mailing the proxy materials and proxy statements. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareholders. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or telegraph. In addition, we have retained Georgeson & Company, Inc. to assist in the solicitation of proxies, at a fee of approximately $8,500 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

MAILING OF PROXY STATEMENT AND ANNUAL REPORT

     This proxy statement, the enclosed proxy materials and our Annual Report for the year 1998 were mailed on or about March 8, 1999 to all of our shareholders who owned stock on March 1, 1999. The following portions of the Annual Report are incorporated in, and made a part of, this proxy statement just as if they had been set forth in this proxy statement: the information under the caption Management's Discussion and Analysis of Results; and the consolidated financial statements and notes thereto, including the Report of Management and the Report of Independent Public Accountants.

SPECIAL CASH DIVIDEND

     If Item 3, the amendment to the Company's Restated Articles of Incorporation to remove the limitation on the issuance of unsecured debt, is adopted at the Annual Meeting, the Company will pay a Special Cash Dividend of $1.00 per share to each holder of preferred stock as of March 1, 1999, the record date for the Annual Meeting.

VOTING OF SHARES HELD UNDER ESOP OR DRIP

     If you are a participant in our ESOP, you will receive an ESOP voting directive for shares allocated to your account under the ESOP. The Trustee for the ESOP will vote such shares as instructed by you in your ESOP voting directive. If you do not return an ESOP voting directive, the Trustee will vote your allocated ESOP shares, along with all unallocated shares held in the ESOP, in the same proportion that all allocated shares in the ESOP are voted.

     If you are a participant in our DRIP, your proxy form will include the shares held on your behalf under the DRIP and such shares will be voted in accordance with your proxy vote. If you do not vote your proxy, your shares in the DRIP will not be voted.

VOTING OF SHARES HELD IN STREET NAME BY YOUR BROKER

     Brokerage firms have authority under New York Stock Exchange Rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm, however, cannot vote customers' shares on non-routine matters. Accordingly, these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

GENERAL INFORMATION

     Our Bylaws provide that the Board of Directors must consist of at least seven, but no more than fifteen directors, as determined by the Board. The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. Each class has a staggered term of office so that one class of directors will be elected at each annual meeting for a term of three years.

     In January 1999, the Board of Directors unanimously elected Allan L. Schuman to complete the unexpired term of Dale L. Haakenstad, who retired in April, 1998. Mr. Schuman's term will expire at this year's Annual Meeting, and as indicated below, he has been nominated for election for a three-year term expiring in 2002.

     Richard M. Kovacevich has resigned his position as a member of the Board of Directors effective April 1, 1999.

     At the Annual Meeting, the following three individuals are the nominees to be elected to the Board of Directors to serve in Class I until the Annual Meeting of Shareholders in the year 2002 and until their successors are elected and have qualified: W. John Driscoll, James J. Howard and Allan L. Schuman. Each of these nominees is currently a director of the Company whose term is scheduled to expire at this Annual Meeting. The remaining six directors will continue to serve the terms described in their biographies.

     Each of the nominees has indicated a willingness to serve. Should any of the nominees become unavailable prior to this Annual Meeting, your proxy will be voted for such person or persons as shall be recommended by a proxy committee appointed by the Board.

     You are entitled to vote cumulatively for the election of directors. This means that you are entitled to a number of votes equal to the number of votes entitled to be cast with respect to the shares held by you multiplied by the number of directors of each class to be elected (i.e., 3). You may cast all your votes for one nominee or distribute your votes among the nominees. The election of each director shall be decided by plurality vote. This means that the three individuals receiving the most votes will be elected. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) will have no impact on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to the election of the nominated directors, the persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES NAMED BELOW.

                 CLASS I -- NOMINEES FOR TERMS EXPIRING IN 2002


[PHOTO]                    W. JOHN DRISCOLL, age 69, was associated with the
DIRECTOR SINCE 1974        Rock Island Co. in St. Paul, a private investment
                           company, from 1973 until his retirement as Chairman and Chief Executive Officer in 1994. From 1978 to
                           1986, Mr. Driscoll was Chairman and a director of First National Bank in Palm Beach, Florida. In 1967, he was co-founder of the Minnesota North Stars
                           National Hockey League team and served as its Chairman until 1978. Earlier, he was General Manager of the Rock Island Corp., a retail lumber, wood millwork and particle board manufacturer and distributor, and worked in sales and sales management for the Weyerhaeuser Co., a wood products firm.
                                    He earned a bachelors degree at Yale
                           University. He served in the Marine Corps from 1951 to 1954, which included a tour of duty in Korea.
                                    Mr. Driscoll also serves as a director of
                           Comshare, Inc., The John Nuveen Company, The St. Paul
                           Companies, Inc., and Weyerhaeuser Co.
                                    Also active in the community, he is a former
                           chairman of the Northwest Area Foundation; former chairman and a life trustee of the Minneapolis
                           Society of Fine Arts; a former chairman and honorary trustee of Macalester College, St. Paul; and a trustee and former president of the Minnesota
                           Landscape Arboretum Foundation.


[PHOTO]                    JAMES J. HOWARD, age 63, is Chairman, President and
DIRECTOR SINCE 1987        Chief Executive Officer of NSP and has served in such
                           capacity since December 1, 1994. He earned a bachelor's degree from the University of Pittsburgh, and in 1969 was awarded a Sloan Fellowship to MIT where he received his master of science degree in 1970. Before joining NSP as president and CEO in 1987, Mr. Howard was President and Chief Operating
                           Officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan,
                           Ohio and Wisconsin. Prior to that, he served as Chairman and CEO of Wisconsin Bell.
                                    Mr. Howard is also a director of Ecolab
                           Inc., Honeywell Inc., ReliaStar Financial Corp.,
                           Walgreen Co, and the Federal Reserve Bank of
                           Minneapolis. He also is on the Board of Trustees for the University of St. Thomas in St. Paul, Minnesota;
                           and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz Graduate School of
                           Business in Pittsburgh, Pennsylvania.
                                    In addition, Mr. Howard serves as a director
                           of the Minnesota Business Partnership, the MEDA
                           Advisory Board, Danny Thompson Memorial Leukemia
                           Foundation, Capital City Partnership, the Minnesota
                           Center for Corporate Responsibility, and is a senior member of The Conference Board, Inc. He also is a member of the International Energy Agency Coal
                           Industry Advisory Board in Paris, France; and is a director of the Nuclear Energy Institute, the Edison
                           Electric Institute, and Association of Edison
                           Illuminating Companies, Inc.

[PHOTO]                    ALLAN L. SCHUMAN, age 64, is President and Chief
DIRECTOR SINCE 1999        Executive Officer and a director of Ecolab Inc. in
                           St. Paul, Minnesota. Ecolab develops and manufactures cleaning, sanitizing, and maintenance products for the hospitality, institutional, and individual markets.
                                    Mr. Schuman joined Ecolab in 1957, and
                            became Vice President, Institutional, Marketing and National Accounts in 1972. In 1985 he was named Executive Vice President and in 1988, President, Ecolab Services Group. He was promoted to President and Chief Operating Officer of the Company in August 1992, and named President and Chief Executive Officer in March 1995.
                                    Mr. Schuman serves as a director of the Soap
                            and Detergent Association, American Marketing Association Services Council, Hazelden Foundation, the Ordway Music Theatre and the Guthrie Theatre. He is also a Trustee of the Culinary Institute of America and of the National Education Foundation of the National Restaurant Association, and a member of the Board of Overseers of Carlson School of Management at the University of Minnesota.

                CLASS III -- DIRECTORS WHOSE TERMS EXPIRE IN 2001


[PHOTO]                    H. LYMAN BRETTING, age 62, is President and Chief
DIRECTOR SINCE 1990        Executive Officer of C.G. Bretting Manufacturing Co.
                           in Ashland, Wisconsin. Mr. Bretting joined C.G.
                           Bretting Manufacturing Co., a family owned business, in 1958 and shifted the scope of the business from repairing and manufacturing mining equipment to manufacturing automated paper tissue, towel and napkin folding equipment.
                                    In 1989, he was named "Wisconsin Small
                           Business Person of the Year" and also the nation's
                           "Small Business Person of the Year" by President
                           George Bush.
                                    A graduate of the University of Notre Dame
                           in South Bend, Indiana, Mr. Bretting is involved in numerous community activities. He is also chairman of the board and director of M&I National Bank of Ashland, and a director of NSP-Wisconsin, a subsidiary of the Company, and past president and director of the Ashland Foundation.


[PHOTO]                    DAVID A. CHRISTENSEN, age 62, is President, Chief
DIRECTOR SINCE 1976        Executive Officer and a director of Raven Industries,
                           Inc. of Sioux Falls, South Dakota, a diversified manufacturer that supplies plastics, electronics and special apparel products to various markets. He has been associated with Raven Industries since 1962.
                           Before joining Raven Industries, he worked at John
                           Morrell & Co. and served in the U.S. Army Corps of
                           Engineers.
                                    He received his bachelors degree in
                           industrial engineering from South Dakota State
                           University, which later honored him with its distinguished engineer, distinguished service, and distinguished alumni awards. In 1998, Mr. Christensen was inducted into the South Dakota Hall of Fame. In
                           1993, he was honored as South Dakotan of the Year by the University of South Dakota and as South Dakota
                           Sales and Marketing Executive of the Year by Sales and Marketing Executives, Inc. of Sioux Falls, South
                           Dakota.
                                    Mr. Christensen also serves as a director of
                           Wells Fargo & Co, San Francisco, California; Beta
                           Raven, Inc., St. Louis, Missouri; and Glassite, Inc.,
                           Dunnell, Minnesota.
                                    A strong advocate for his community and
                           state, he has served in many volunteer activities. He is a past director of the South Dakota Symphony and Sioux Falls Downtown Development Corp., as well as a past chairman of the Sioux Empire United Way.


[PHOTO]                    DR. MARGARET R. PRESKA, age 61, is the Distinguished
DIRECTOR SINCE 1980        Senior Fellow for Academic Affairs of the Minnesota
                           State Colleges and Universities (MNSCU) and the
                           Distinguished Service Professor for the Minnesota
                           State Universities. She was President of Minnesota
                           State University, Mankato, from 1979 until 1992. She had served as its Vice President for Academic Affairs and Equal Opportunity Officer from 1975 until 1979.
                           She previously was academic dean, instructor, assistant and associate professor of history and government at LaVerne College in LaVerne, California.
                                    Dr. Preska is on special assignment from
                           MNSCU as CEO and Provost to establish the Abu Dhabi campus of Zayed National Women's University in the United Arab Emirates.
                                    Dr. Preska earned a bachelor of science
                           degree at SUNY Brockport, where she graduated SUMMA
                           CUM LAUDE. She earned a masters at The Pennsylvania
                           State University, a Ph.D. at Claremont Graduate
                           University, and further studied at Manchester College of Oxford University.
                                    She is an advisory board member of Norwest
                           Bank Minnesota South Central, N.A. in Mankato and a member of Women Directors and Officers in Public
                           Utilities. She served as national president of Camp
                           Fire Boys and Girls, Inc., from 1985-87. She is a charter member of the board of directors of Executive
                           Sports, Inc., a division of Golden Bear
                           International. She is affiliated with several organizations, including: the Retired Presidents
                           Association of the American Association of State
                           Colleges and Universities, the St. Paul/ Minneapolis
                           Committee on Foreign Relations, Rotary, Minnesota
                           Women's Economic Roundtable and the American
                           Historical Association.

                CLASS II -- DIRECTORS WHOSE TERMS EXPIRE IN 2000


[PHOTO]                    GIANNANTONIO FERRARI, age 59, was named President and
DIRECTOR SINCE 1997        Chief Operating Officer and a director of Honeywell,
                           Inc., a supplier of control technology for homes, businesses and avionics, effective April 15, 1997.
                           Prior to that he was president of Honeywell Europe, based in Brussels, Belgium.
                                    Ferrari joined Honeywell in 1960 through
                           Gavazzi SpA who were the official agents and distributors for Honeywell in Italy at the time. When
                           Honeywell Italia was formed in 1965, Giannantonio
                           Ferrari was one of its first employees and went on to hold a variety of managerial positions in Italy. In
                           1981, Ferrari was appointed Controller for Honeywell
                           Europe and was promoted to vice president of finance and administration for Honeywell Europe in 1985. In
                           1988, he returned to Italy to the position of vice president, Western Europe, Middle East and Africa.
                                    Ferrari holds a degree as a chartered
                           accountant from the Catholic University of Milan, Italy. He is on the Board of Governors, National
                           Electrical Manufacturers Association, and the Board of Directors, National Association of Manufacturers.


[PHOTO]                    DOUGLAS W. LEATHERDALE, age 62, is Chairman and Chief
DIRECTOR SINCE 1991        Executive Officer of The St. Paul Companies, Inc., a
                           worldwide property and liability insurance organization, having served in such capacity since
                           1990. Mr. Leatherdale joined The St. Paul Companies in 1972 and has held numerous executive positions with the Company, including President, Executive Vice
                           President and Senior Vice President of Finance.
                           Before joining The St. Paul Companies, Mr.
                           Leatherdale was employed by the Lutheran Church of America in Minneapolis where he served as Associate
                           Executive Secretary on the Board of Pensions. Prior to his four years at the Lutheran Church of America, he served as Investment Analyst Officer at Great West
                           Life Assurance Company in Winnipeg.
                                    A native of Canada, Mr. Leatherdale attended
                           United College in Winnipeg and later completed additional studies at Harvard Business School and the University of California-Berkeley.
                                    Mr. Leatherdale also serves as a director of
                           The John Nuveen Company and United HealthCare
                           Corporation. He is also vice chairman of the board of directors of the Minnesota Orchestral, Association, Chairman of the University of Minnesota Foundation and a trustee of Carleton College. He is a member of the Twin City Society of Security Analysts and the
                           Financial Executives Institute.


[PHOTO]                    A. PATRICIA SAMPSON, age 50, currently operates The
DIRECTOR SINCE 1985        Sampson Group, Inc., a management development and
                           strategic planning consulting business. Prior to that she served as a consultant with Dr. Sanders and Associates, a management and diversity consulting company. Prior to her current endeavors, Ms. Sampson served as Chief Executive Officer of the Greater
                           Minneapolis Area Chapter of the American Red Cross from July 1993 until January 1, 1995. She also previously served successively as Executive Director from October 1986 until July 1993, Assistant
                           Executive Director-Services (April 1985), and
                           Assistant Manager (July 1984) of the Greater
                           Minneapolis Area Chapter. Prior to the above, she served as the Director of Service to Military
                           Families and Veterans and Director of Disaster
                           Services for the St. Paul Area Chapter of the
                           American Red Cross.
                                    Mrs. Sampson received a masters degree from
                           the University of Pennsylvania and a bachelors degree from Youngstown State University.
                                    She is a member of the Minnesota Women's
                           Economic Roundtable and the Utility Women's
                           Conference. She is active in Christian education. She serves on the David W. Preus Leadership Award
                           Sponsoring Council. She previously served on the boards of the Greater Minneapolis Area United Way,
                           Minneapolis Urban League and the Minnesota Orchestral
                           Association.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTOR MEETINGS

     There were 11 meetings of the Board of Directors in 1998. Each director attended at least 88% of the total number of meetings of the Board and Committees on which such director served during 1998.

COMMITTEES OF THE BOARD

     There are four committees of the Board of Directors whose duties and responsibilities are described below.

    NAME OF COMMITTEE                                                      NUMBER OF MEETINGS
       AND MEMBERS                     FUNCTIONS OF THE COMMITTEE                IN 1998
--------------------------    -------------------------------------------  ------------------
CORPORATE MANAGEMENT          * Determines Board organization, selects              3
  David A. Christensen          director nominees and sets director
  W. John Driscoll(1)           compensation
  Douglas W. Leatherdale      * determines senior management organization
  Margaret R. Preska            and compensation
                              * reviews corporate structure and policies
                                with respect to

                                * mergers and acquisitions
                                * human resource policies
                                * corporate ethics
                                * long range planning and strategy

AUDIT                         * reviews auditing activities by internal             3
  H. Lyman Bretting             and external auditors
  Richard M. Kovacevich(2)    * reviews financial reporting, internal
  A. Patricia Sampson(1)        controls and accounting policies and
                                practices
                              * reviews matters affecting protection
                                and recovery of assets of the Company
                              * oversees dedicated funds, including
                                ERISA plans and nuclear
                                decommissioning fund

POWER SUPPLY                  * oversees all generation requirements                3
  David A. Christensen(1)       (nuclear, hydro, coal, alternative)
  W. John Driscoll            * oversees bulk power supply planning
  Giannantonio Ferrari        * oversees major power supply facility
  Douglas W. Leatherdale        construction and budgets
  Margaret R. Preska          * monitors nuclear plant safety,
                                reliability and operation

FINANCE                       * oversees corporate capital structure                3
  H. Lyman Bretting             and budgets
  Giannantonio Ferrari        * oversees financial plans and dividend
  Richard M. Kovacevich(1)(2)   policies
  A. Patricia Sampson         * recommends dividends
                              * oversees insurance coverage and
                                banking relationships
                              * oversees investor relations

------------------
(1) Chairperson
(2) Resignation effective April 1, 1999

DIRECTOR COMPENSATION

     Employees of the Company receive no separate compensation for service as a director. During 1998, directors not employed by the Company received a $25,000 annual retainer (or a pro rata portion if service was less than 12 months) and $1,200 for each Board and Committee meeting attended. These directors also received a grant of stock equivalent units under the Stock Equivalent Plan for Non-Employee Directors, which was established in 1996 and is described below. Additionally, a $2,500 annual retainer was paid to each elected Committee Chairperson. Prior to January 1, 1998, directors also were eligible to participate in a retirement plan which continued payment of the director's retainer at 1.2 times the rate in effect for the calendar quarter immediately preceding the director's retirement. Effective January 1, 1998, certain changes were made to the directors' compensation program, including an increase from $20,000 to $25,000 in the the annual retainer and an increase from $1,000 to $1,200 in the Committee meeting fee. The remaining changes in the directors' compensation program are discussed below.

     In 1996, we established a Stock Equivalent Plan for Non-Employee Directors (the "Stock Equivalent Plan") to more closely align directors' interests with those of our shareholders. Under the Stock Equivalent Plan, directors may receive an annual award of stock equivalent units with each unit having a value equal to one share of common stock of the Company. Stock equivalent units do not entitle a director to vote and are only payable as a distribution of whole shares of the Company's common stock upon a director's termination of service. The stock equivalent units fluctuate in value as the value of common stock of the Company fluctuates. Additional stock equivalent units are accumulated upon the payment of and at the same value as dividends declared on common stock of the Company. On April 23, 1998, non-employee directors each received an award of
744.934 stock equivalent units totaling approximately $20,800 in cash value. This cash value amount reflects the $5,000 award included in the Stock Equivalent Plan prior to January 1, 1998, the amount of $9,700 which replaces the directors' retirement plan compensation as discussed below, and an additional amount of $6,100 to raise the overall compensation for directors to a competitive level. Additional stock equivalent units were accumulated during 1998 as dividends were paid on common stock of the Company. The number of stock equivalents for each non-employee director is listed in the share ownership chart which is set forth below.

     As stated previously, prior to January 1, 1998, directors were eligible to participate in a retirement plan which continued payment of the director's retainer at 1.2 times the rate in effect for the calendar quarter immediately preceding the director's retirement. Benefits under the retirement plan continued for a period equal to the number of calendar quarters served on the Board, up to 40 calendar quarters. As part of our continuing effort to align directors' interests with those of our shareholders, effective January 1, 1998, we suspended the retirement plan. Directors who retired prior to January 1, 1998 will continue to receive their benefits under the retirement plan. Active non-employee directors were given a one-time irrevocable option to remain in the retirement plan and receive their accrued benefits under the retirement plan or to cease participation in the retirement plan and instead receive a one-time grant of stock equivalent units equal to the value of their accrued benefits on December 31, 1997. Mr. Bretting, Mr. Christensen, Mr. Driscoll, Mr. Kovacevich, Mr. Leatherdale, Dr. Preska and Mrs. Sampson elected to convert the value of their accrued benefits under the retirement plan and received 6203.55, 9305.32, 9305.32, 6203.55, 5376.44, 8271.40 and 8271.40 stock equivalents, respectively.*

     Finally, directors may participate in a deferred compensation plan which provides for deferral of director retainers and meeting fees until after retirement from the Board of Directors. Effective January 1, 1998, the Stock Equivalent Plan was amended to permit a director to defer director retainer and meeting fees into the Stock Equivalent Plan.

------------------

* Stock equivalent units are expressed in amounts reflecting the June 1, 1998 two-for-one common stock split.

       SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS

     The following table lists the beneficial ownership of NSP common stock owned as of February 23, 1999, by (i) the Company's directors and nominees, (ii) the executive officers named in the Summary Compensation Table that follows and
(iii) all the directors and executive officers of the Company as a group. None of these individuals owns any shares of NSP Preferred Stock.

     On June 1, 1998, the Company effected a two-for-one split of its common stock. Shares of common stock, stock options and stock equivalent units shown in the following tables and footnotes and elsewhere in this proxy statement reflect this split.

                                                                       ACQUIRABLE
                                                         STOCK           WITHIN       RESTRICTED
     NAME OF BENEFICIAL OWNER        COMMON STOCK    EQUIVALENTS(1)    60 DAYS(2)       STOCK       TOTAL
---------------------------------    -------------   --------------    ----------     ----------    -----
H. Lyman Bretting ...............
David A. Christensen ............
W. John Driscoll ................
Giannantonio Ferrari ............
James J. Howard .................
Richard M. Kovacevich ...........
Douglas W. Leatherdale ..........
Margaret R. Preska ..............
A. Patricia Sampson .............
Paul E. Anders ..................
Edward J. McIntyre ..............
Loren L. Taylor .................
Edward L. Watzl .................
Directors and executive
 officers as a group ............

(1) Represents stock units awarded under the Stock Equivalent Plan for Non-employee Directors as of February 23, 1999.

(2) Represents exercisable options and performance units under the current Long-Term Incentive Program (LTIP) as of February 23, 1999. Options to purchase common stock of the Company which are exercisable within the next 60 days are 260,700 option shares for Mr. Howard, 37,274 option shares for Mr. Watzl, 88,738 option shares for Mr. McIntyre, 59,314 option shares for Mr. Taylor and 11,134 option shares for Mr. Anders. The number of shares that would have been payable upon the exercise of performance units on February 23, 1999 are: ______ for Mr. Howard, ______ for Mr. Watzl, ______ for Mr. McIntyre, ______ for Mr. Taylor and 0 for Mr. Anders.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth cash and non-cash compensation for each of the last three fiscal years ended December 31, 1998, for services in all capacities to the Company and its subsidiaries, to the Chief Executive Officer and the next four highest compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                              -----------------------------------------------------------------------------------
                                                                                        AWARDS            PAYOUTS
                                                                              -----------------------------------
             (a)               (b)      (c)         (d)            (e)           (f)           (g)         (h)         (i)
                                                                                           NUMBER OF
                                                                  OTHER       RESTRICTED   SECURITIES
                                                                  ANNUAL         STOCK     UNDERLYING      LTIP     ALL OTHER
                                                               COMPENSATION     AWARDS       OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(1)     ($)(2)        ($)(3)      AND SARs(#)    ($)(4)      ($)(5)
---------------------------   ----   ---------   -----------   ------------   ----------   -----------   -------   ------------
JAMES J. HOWARD               1998    700,000      286,300        9,578        441,000       32,558         0
Chairman, President &         1997    672,000      197,000       11,705        477,120       35,416         0         23,429
Chief Executive Officer       1996    622,000      401,000        7,610        478,940       30,528         0         20,056

EDWARD J. MCINTYRE            1998    340,000       96,300        2,444        125,800       13,284         0
Vice President & Chief        1997    260,000       58,000          961        109,200       11,510         0         11,412
Financial Officer             1996    241,000      105,000          985        108,450        9,936         0          4,378

PAUL E ANDERS, JR.(6)         1998    285,000      113,500        5,461        105,450       11,134         0
Vice President and            1997    183,334      236,000       12,651              0            0         0          5,671
Chief Information
Officer

EDWARD L. WATZL               1998    280,000      139,100          545        103,600       10,940         0
President, NSP                1997    223,667       63,000        3,077         92,068        6,702         0         13,913
Generation                    1996    175,000       85,000        1,986         56,000        5,840         0          4,584

LOREN L. TAYLOR               1998    240,000      103,600        1,401         88,800        9,376         0
President, NSP Electric       1997    232,000       65,000        1,134         97,440       10,270         0         15,537
                              1996    215,000       84,000        1,312         96,750        8,864         0          5,201

------------------
(1) This column consists of awards made to each named executive under the Company's current Executive Annual Incentive Program and, with respect to Mr. Anders, also includes an additional payment of $150,000 in each of 1997 and 1998 to replace compensation opportunities that Mr. Anders forfeited when he left his previous employer.

(2) This column consists of reimbursements for taxes on certain personal benefits received by the named executives.

(3) Amounts shown in this column reflect the market value of the shares of restricted stock awarded under the LTIP, and are based on the closing price of the Company's common stock on the date that the awards were made. Restricted shares earned for 1998 under the Company's LTIP were granted on January 27, 1999 based on the performance period ending September 30, 1998. As of December 31, 1998, the named executives held the following as a result of grants under the LTIP: Mr. Howard held 29,740 restricted shares at a market value of $825,285; Mr. McIntyre held 6,779 restricted shares at a market value of $188,117; Mr. Anders held 0 restricted shares at a market value of $0; Mr. Taylor held 6,048 restricted shares at a market value of $167,832 and Mr. Watzl held 4,877 restricted shares at a market value of $135,337. The restricted stock awards vest one year after the date of grant with respect to fifty (50%) of the shares and two years after such date with respect to the remaining shares, conditioned upon the continued employment of the recipient with the Company. Regular dividends are paid on the restricted shares.

     The total number of restricted shares awarded for the years 1996, 1997 and 1998 are as follows: 55,157 shares for Mr. Howard, 13,517 shares for Mr. McIntyre, 4,007 shares for Mr. Anders, 11,169 shares for Mr. Taylor and 9,775 shares for Mr. Watzl.

(4)  The Company had no LTIP payouts in 1998.

(5) This column consists of the following: $______ was contributed by the Company for the Employee Stock Ownership Plan (ESOP) for each named executive officer (the Company contribution on behalf of all ESOP participants, including the named executive officers was equal to ______% of their covered compensation); the value to each named executive of the remainder of insurance premiums paid under the Officer Survivor Benefit Plan by the Company: $______ for Mr. Howard, $______ for Mr. McIntyre, $______ for Mr. Watzl, $______ for Mr. Taylor and $______ for Mr. Anders; imputed income as a result of life insurance paid by the Company on behalf of each named executive: $______ for Mr. Howard, $______ for Mr. McIntyre, $______ for Mr. Watzl, $______ for Mr. Taylor and $______ for Mr. Anders; Company matching 401(k) plan contribution of $______ to each named executive; and, earnings accrued under the Company Deferred Compensation Plan to the extent such earnings exceeded the market rate of interest (as prescribed pursuant to the SEC rules), which was $______ for Mr. Howard, $______ for Mr. McIntyre, $______ for Mr. Watzl, $______ for Mr. Taylor and $______ for Mr. Anders.

(6)  Mr. Anders joined the Company in May 1997.

                  OPTIONS AND STOCK APPRECIATION RIGHTS (SARs)

     The following table indicates for each of the named executives (i) the extent to which the Company used stock options and SARs for executive compensation purposes in 1998 and (ii) the potential value of such options and SARs as determined pursuant to the SEC rules.

                        OPTIONS AND SARs GRANTED IN 1998

---------------------------------------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                              AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                                FOR OPTION TERM
------------------------------------------------------------------------------------    -----------------------------------
         (a)                   (b)              (c)            (d)           (e)              (f)                  (g)
                                            % OF TOTAL
                                            OPTIONS AND
                            OPTIONS/           SARs         EXERCISE
                              SARs          GRANTED TO       OR BASE
                           GRANTED(1)        EMPLOYEES        PRICE       EXPIRATION
         NAME                  (#)            IN 1998        ($/Sh)          DATE          5%($)(2)            10%($)(2)
-------------------     --------------      -----------     --------      ----------    --------------      ---------------
J. Howard               32,558 options         5.69%         26.8750       01/28/08     $      550,280      $     1,394,519
E. McIntyre             13,284 options         2.32%         26.8750       01/28/08     $      224,520      $       568,978
E. Watzl                10,940 options         1.91%         26.8750       01/28/08     $      184,903      $       468,580
L. Taylor                9,376 options         1.64%         26.8750       01/28/08     $      158,469      $       401,591
P. Anders               11,134 options         1.95%         26.8750       01/28/08     $      188,182      $       476,890
All Shareholders(3)           N/A               N/A          26.8750          N/A       $6,548,097,330      $10,426,750,631

------------------
(1) Options were granted on January 28, 1998 and vested on January 28, 1999. No SARs were awarded for 1998.

(2) The hypothetical potential appreciation shown in columns (f) and (g) for the named executives is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of the Company's common stock level of appreciation.

(3) Potential realizable values during the ten year period commencing January 28, 1998, are based on the market price ($26.8750) and the outstanding shares (149,580,046) of common stock of the Company on that date.

     The following table indicates for each of the named executives the number and value of exercisable and unexercisable options and SARs as of December 31, 1998.

                   AGGREGATED OPTION AND SAR EXERCISES IN 1998
                           AND FY-END OPTION/SAR VALUE

-------------------------------------------------------------------------------------------------------------
     (a)            (b)            (c)                   (d)                               (e)
                                                NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN-THE-MONEY
                   SHARES                   OPTIONS AND SARs AT 12/31/98           OPTIONS AND SARs AT
                ACQUIRED ON     REALIZED      (#) -- EXERCISABLE (ex)/      12/31/98 ($) -- EXERCISABLE (ex)/
NAME            EXERCISE(#)     VALUE($)        UNEXERCISABLE (unex)              UNEXERCISABLE (unex)*
-----------     -----------     --------    ----------------------------    ---------------------------------
J. Howard          N/A             N/A              232,136 (ex)                    1,547,536 (ex)
                                                     32,558 (unex)                     28,488 (unex)

E. McIntyre        N/A             N/A               76,729 (ex)                      510,091 (ex)
                                                     13,284 (unex)                     11,623 (unex)

E. Watzl           N/A             N/A               26,445 (ex)                      125,286 (ex)
                                                     10,940 (unex)                      9,572 (unex)

L. Taylor          N/A             N/A               50,441 (ex)                      277,998 (ex)
                                                      9,376 (unex)                      8,204 (unex)

P. Anders          N/A             N/A                   -- (ex)                           -- (ex)
                                                     11,134 (unex)                      9,742 (unex)

------------------
*Share price on December 31, 1998 was $27.7500. Unexercisable options were granted on January 28, 1998 at a price of $26.8750. No SARs were granted in 1998.

                      CORPORATE MANAGEMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     CORPORATE MANAGEMENT COMMITTEE. The Committee is composed entirely of outside directors of the Company and makes recommendations to the Board concerning total compensation for executive officers of the Company. The Committee is the sole administrator of the executive annual and long-term incentive programs with full authority to establish and interpret the terms of the programs and to make payment of the awards.

     COMPENSATION STRATEGY. Our executive compensation goals for 1998 were: (i) to provide a competitive compensation package enabling us to attract and retain key executives and (ii) to align the executives' interests with those of our stockholders and with our performance. The 1998 compensation of NSP's executives was comprised primarily of base salary, annual incentive awards and long-term incentive awards.

     To achieve the compensation goal of providing a competitive compensation package, the Committee seeks to set base salary and the target amounts of the annual and long-term awards at the median of a combined group of major utilities and industrial companies (the "Peer Group"). For 1998, the Peer Group consisted of twelve industrial companies, with regional representation and average revenues of $2.6 billion, and twelve utilities, all of which operate nuclear facilities, with average revenues of $3.9 billion. The utilities included in this group are also part of the Edison Electric Institute Index of Investor-Owned Electrics ("EEI Electrics") index used in the Total Shareholder Return Comparison in this proxy statement, but all of the companies in such index are not included in the Peer Group for purposes of compensation review. The twenty-four companies in the Peer Group were selected primarily because they are viewed as representative of the types of companies with which we compete in attracting and retaining executive officers.

     The annual and long-term incentive portions of an executive's compensation are intended to achieve NSP's goal of aligning an executive's interests with our shareholders and with our performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, executives are provided the opportunity to earn a highly-competitive level of compensation and, conversely, in years of below-average performance, their compensation may be below competitive levels. Generally, higher level executive officers have a greater level of their compensation placed at risk.

     In 1993, a Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Compensation increases that reflected market levels of compensation and the regular operation of the Company's incentive plans, fully described below, caused Mr. Howard's 1998 compensation to become partially non-deductible under this law. It is the Committee's intent to maintain the deductibility of executive compensation to the extent reasonably practicable and to the extent consistent with its other compensation objectives. For this reason, the Committee determined that the Company should modify its long-term and annual incentive plans beginning in 1998, so that certain compensation payable thereunder would qualify for the "performance based compensation" exception to the $1,000,000 deduction limit, thereby ensuring that, beginning in 1998 for the annual plan and beginning in 2001 for the long-term plan, such compensation will be deductible under the Code.

     Accordingly, the Board amended, effective January 1, 1998, its long-term incentive plan and adopted, effective January 1, 1998, a new annual incentive plan. The shareholders approved both plans at last year's annual meeting.

     BASE PAY. The level of base pay is not directly related to the Company's financial performance. Instead, target levels for base pay are established for each executive officer based on the median base pay level for the executive's position within the Peer Group. The target level of base pay is subject to some adjustment (15% either way) to reflect individual and corporate performance. In deciding whether to make base pay adjustments, the Corporate Management Committee considers the base pay target level established for each officer, the general contribution of each officer to overall corporate performance and the achievement level of specific annual goals established for each officer. While individual, business area and corporate goals are considered regarding base pay adjustments, achievement of these goals is primarily rewarded through the Company's annual and long-term incentive programs. Generally, in 1998 base pay levels for executive officers, including Mr. Howard, were increased in accordance with comparable market movement as reflected within the Peer Group and solid individual and corporate performance results during 1997. The 1998 base pay amounts for the named executives are reflected in the salary column of the Summary Compensation Table.

     ANNUAL INCENTIVE. For 1998, annual incentive awards for the executive officers were made in accordance with the Company's Executive Annual Incentive Program (the "Program"). Under the Program, annual incentive awards were established with target awards (expressed as a percentage of base pay) commensurate with annual incentive awards for comparable positions at the median level within the Peer Group. In 1998, target awards for executive officers ranged from 30% to 55% of their base pay. Individuals could realize from 0% to 124% of their target awards dependent on the performance of the Company, and the individual's group in certain predetermined areas. These areas were Company financial performance (based on EPS), customer satisfaction, service reliability, product price/cost and safety. The awards given to the CEO, the Vice President and Chief Financial Officer, the President-NSP Nuclear Generation and the Executive Vice President also were dependent on performance specifically with respect to nuclear safety. The weight accorded particular performance areas varied by executive. Generally, financial performance accounted for 40% to 50% of an executive's target incentive award. All of the other areas accounted for between 10% and 25% of the target awards. Based on NSP results, executives received from ____% to ____% of their targeted incentive awards for 1998. The annual awards paid for 1998 are reflected in the bonus column of the Summary Compensation Table.

     Mr. Howard's annual incentive award payout for 1998 was $286,300, as shown in the Summary Compensation Table. The determination of this amount was based on the criteria set forth above for the other executive officers. In particular, Mr. Howard's target incentive award was 55% of his base pay and was based 50% on financial performance, 15% on safety, 5% on nuclear safety, 10% on customer satisfaction, 10% on price of product and 10% on reliability.

     LONG-TERM INCENTIVE. For 1998, long-term incentive awards for executive officers were determined in accordance with the Long-Term Incentive Program (the "LTIP") and were generally set at target levels commensurate with the median level for comparable positions within the Peer Group. The LTIP permits the granting of non-qualified stock options and restricted common stock to key employees. One of the goals of the LTIP is to align key employees' long-term interests with those of our shareholders through the use of stock ownership and long-term financial performance goals.

     The Corporate Management Committee made one grant of stock options during 1998 to each of the named executive officers. Option grants were positioned at a level which generally equated to the average grant levels awarded to executives in comparable positions in the Peer Group. The number of shares subject to option was not affected by the number of shares previously awarded to such executives. These options were not exercisable until one year after their grant, and will remain exercisable for nine years. Stock options were granted with an exercise price of 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of our stock when our shareholders are similarly benefited.

     Target awards for restricted stock (measured as a percentage of base pay) were established for each executive at levels consistent with median levels for comparable positions within the Peer Group. For

1998, actual awards ranged from 26% to 63% of the executive's base pay. Restricted stock is actually granted, however, only if the Company achieves a certain level of financial performance, as measured by the Company's return on common equity ("ROE") for the three year period ending as of September 30 prior to the year in which the restricted stock is granted, in comparison to the three year average ROE of the EEI Electrics index (the same index used for purposes of comparing shareholder return.) No restricted stock awards are made unless our three year average ROE is at least equal to the median of the EEI Electrics index, thereby prohibiting restricted stock awards when our performance does not surpass the median performance of utilities in the index. If our ROE is 0.5% or more above the index median, 100% of the target will be granted. Partial payout of restricted stock will be made for ROE levels between the median and 0.5% above the median. For the 1998 performance period, our ROE was .60% above the median, resulting in a payout of 105% of the target award. The stock awards are restricted so that 50% of the shares awarded become available one year following the grant and the remaining 50% becomes available after two years. The restricted stock awards reinforce the tie to shareholder returns, and the restrictions encourage the retention of qualified executives.

     In 1998, Mr. Howard received an option for 32,558 shares. For 1998, Mr. Howard also received 16,760 shares of restricted stock (63% of his base pay). These amounts were determined as described above for other executive officers. The terms of the options and restricted stock are the same as for other executive officers.

     OTHER BENEFITS. Other benefits provided to executives generally are not tied to the Company's financial performance. Rather, these benefits are primarily designed to attract and retain executives. Among the benefits provided by the Company in 1998 to its executives are contributions to the Employee Stock Ownership Plan (ESOP) (at ____% of the individual's covered compensation - the same rate applied to all other ESOP participants), Company paid life insurance in an amount equal to five times base pay for Mr. Howard and three times base pay for all other executives, and benefits provided under the NSP Deferred Compensation Plan and the NSP Excess Benefit Plan that make up for pension benefits that can not be paid under the Company's qualified defined benefit pension plan due to Internal Revenue Code limitations and the exclusion of certain elements of pay from pension-covered earnings. The level of retirement benefits provided by these plans in the aggregate is reflected in the Pension Plan Table.

     Certain executive officers, including three of the named executive officers, may receive severance benefits in accordance with the NSP Senior Executive Severance Policy, which is described in more detail under the section below entitled "Severance Arrangements."

     CONCLUSION. The Committee believes that the Company's executive compensation package effectively serves the interests of the Company and its shareholders. The balance of base pay, and annual and long-term incentives provides increased motivation to executives to contribute to and participate in the Company's long-term success. The Committee is dedicated to ensuring that the Company's total compensation package continues to meet the needs of the Company and shall monitor and revise compensation policies as necessary.

     W. JOHN DRISCOLL, CHAIRMAN                    DOUGLAS W. LEATHERDALE
        DAVID A. CHRISTENSEN                         MARGARET R. PRESKA

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James J. Howard, Chairman and Chief Executive Officer of the Company is a member of the Board of Directors of Honeywell, Inc. and serves on Honeywell's Personnel Committee. Giannantonio Ferrari became a member of the Company's Board of Directors in October 1997. Mr. Ferrari is the President and Chief Operating Officer of Honeywell. Since Mr. Ferrari joined the Company's Board of Directors, Mr. Howard has abstained from voting on all matters considered by Honeywell's Personnel Committee dealing with Mr. Ferrari's compensation. Mr. Ferrari is not a member of the Corporate Management Committee of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors and executive officers are required to report, within specified monthly and annual due dates, their initial ownership in the Company's common and preferred stocks and certain subsequent acquisitions, dispositions or other transfers of interest in such securities. The Company is required to disclose whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based solely upon a review of these reports and written representations that no additional reports were required to be filed in 1998, the Company believes that all reports were filed on a timely basis except that the initial ownership report filed on behalf of Mr. John A. Noer, President NSP Combustion and Hydro Generation, was late.

                       TOTAL SHAREHOLDER RETURN COMPARISON

     The graph below compares the Company's cumulative total shareholder return on common stock with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index, the Edison Electric Institute Index of Investor-Owned Electrics (EEI Electrics Index), and the EEI Combination Gas and Electric Investor-Owned Utility Index (EEI Combination Gas Electric Index) over the last five fiscal years (assuming a $100 investment in each vehicle on December 31, 1993 and the reinvestment of all dividends.)

     The EEI Combination Gas and Electric Index includes 44 companies. All are included in the EEI Electrics Index, which currently includes 89 companies and constitutes a broader measure of industry performance.


COMPARATIVE TOTAL RETURN


                              [PLOT POINTS CHART]

                                        1993     1994     1995     1996     1997     1998
                                       ------   ------   ------   ------   ------   ------
NSP ................................    $100     $109     $128     $127     $170     $170
EEI Electrics ......................    $100     $ 88     $116     $117     $149     $170
EEI Combination Gas & Electric......    $100     $ 87     $111     $110     $143     $166
S&P 500 ............................    $100     $101     $139     $171     $229     $294

                               PENSION PLAN TABLE

     The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years:

                      ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
                -------------------------------------------------------------------
                                         YEARS OF SERVICE
   AVERAGE      -------------------------------------------------------------------
COMPENSATION
 (4 YEARS)         5          10          15          20          25          30
------------    -------    --------    --------    --------    --------    --------
$   50,000      $ 3,500    $  7,000    $ 10,500    $ 14,000    $ 17,500    $ 21,000
$  100,000      $ 7,500    $ 15,000    $ 23,000    $ 30,500    $ 38,000    $ 45,500
$  150,000      $11,500    $ 23,500    $ 35,000    $ 46,500    $ 58,500    $ 70,000
$  200,000      $16,000    $ 31,500    $ 47,500    $ 63,000    $ 79,000    $ 94,500
$  250,000      $20,000    $ 39,500    $ 59,500    $ 79,500    $ 99,000    $119,000
$  300,000      $24,000    $ 48,000    $ 72,000    $ 95,500    $119,500    $143,500
$  350,000      $28,000    $ 56,000    $ 84,000    $112,000    $140,000    $168,000
$  400,000      $32,000    $ 64,000    $ 96,500    $128,500    $160,500    $192,500
$  450,000      $36,000    $ 72,500    $108,500    $144,500    $181,000    $217,000
$  500,000      $40,500    $ 80,500    $121,000    $161,000    $201,500    $241,500
$  550,000      $44,500    $ 88,500    $133,000    $177,500    $221,500    $266,000
$  600,000      $48,500    $ 97,000    $145,500    $193,500    $242,000    $290,500
$  650,000      $52,500    $105,000    $157,500    $210,000    $262,500    $315,000
$  700,000      $56,500    $113,000    $170,000    $226,500    $283,000    $339,500
$  750,000      $60,500    $121,500    $182,000    $242,500    $303,500    $364,000
$  800,000      $65,000    $129,500    $194,500    $259,000    $324,000    $388,500
$  850,000      $69,000    $137,500    $206,500    $275,500    $344,000    $413,000
$  900,000      $73,000    $146,000    $219,000    $291,500    $364,500    $437,500
$  950,000      $77,000    $154,000    $231,000    $308,000    $385,000    $462,000
$1,000,000      $81,000    $162,000    $243,500    $324,500    $405,500    $486,500
$1,050,000      $85,000    $170,500    $255,500    $340,500    $426,000    $511,000
$1,100,000      $89,500    $178,500    $268,000    $357,000    $446,500    $535,500
$1,150,000      $93,500    $186,500    $280,000    $373,500    $466,500    $560,000
$1,200,000      $97,500    $195,000    $292,500    $389,500    $487,000    $584,500

wage base:      $68,400

------------------
     As of January 1, 1999, pension benefits were changed. Prior to January 1, 1999, each nonbargaining employee was given an opportunity to choose between two retirement programs, the Traditional Program and the Pension Equity Program. All of the executive officers named in the Summary Compensation Table chose the Traditional Program for their pension benefits.

     Under the TRADITIONAL PROGRAM, the annual compensation used to calculate the average compensation uses base salary for the year, and, for certain individuals, including Messrs. Howard, McIntyre and Taylor, bonus compensation paid in that same year. After an employee has reached 30 years of service, no additional years of service are used in determining the pension benefit under the Traditional Program. The basic pension benefit under the Traditional Program payable at age 65 is the same as the benefit payable under the pension plan as of December 31, 1998. The benefit amounts under the Traditional Program are computed in the form of a straight-life annuity.

     Under the PENSION EQUITY PROGRAM, the annual compensation used to calculate average compensation uses base salary for the year and bonus compensation paid in that same year, with no maximum on the number of years used to determine the pension benefit. The benefit amounts under the Pension Equity Program are computed in the form of a lump sum. The formula for determining the lump sum is average compensation times years of service times 10 percent.

     Both programs feature a cash balance side account, which credits $1,400 annually, plus interest each year. The opening balance as of January 1, 1999 is $1,400 times years of service.

     The benefit amounts shown above reflect the plan in effect as of December 31, 1998 and therefore do not reflect the cash balance benefits.

     At the end of 1998, each of the executive officers named in the Summary Compensation Table had the following credited service: Mr. Howard, 11.92 years, Mr. Anders, 1.67 years, Mr. Watzl, 31.58 years, Mr. McIntyre, 25.83 years and Mr. Taylor, 25.58 years.

     An employment agreement with Mr. Howard provides that he and his spouse, if she survives him, will receive a lump-sum payment equal to the present value of combined benefits from the Pension Plan and supplemental

     Company payments as though he had completed 30 years of service, less the pension benefits earned from a former employer. For purposes of the employment agreement, the present value of the lump sum payment will be calculated using a discount rate based on the interest rate for valuing immediate annuities used by the Pension Benefit Guaranty Corporation, which is now different from the GATT rate utilized for other employees.

     An employment agreement with Mr. Anders provides that he will receive payments equal to the combined benefits from the Pension Plan and supplemental Company payments as though his service with a former employer were included in determining benefits under the Company's pension plans, less the pension benefits earned from a former employer. Benefits under the employment agreement will include incentive payments in determining the final average compensation.

                             SEVERANCE ARRANGEMENTS

     Certain executive officers of the Company, including the named executives other than Mr. Howard and Mr. Anders, are participants under the NSP Senior Executive Severance Policy which provides for payment of severance benefits to any participant whose employment is terminated after April 28, 1995, the effective date of the Policy, and prior to April 28, 2000, if the participant's employment is terminated: (i) by the employer, other than for cause, disability or retirement; (ii) as a result of the sale of a business by the employer if the purchaser of the business does not agree to employ the participant on the same terms and conditions as were in effect before the sale, including comparable severance protection; (iii) or by the participant within 90 days after a reduction in his or her salary, a material and adverse diminishment of his or her duties and responsibilities or of the program of incentive compensation and employee benefits covering the participant, or a relocation of the participant by more than 50 miles.

     The severance benefits under the Policy consist of: (i) a cash lump sum payment of three years' salary and annual incentive compensation; (ii) a cash lump sum payment of the actuarial equivalent of the additional retirement benefits the participant would have earned if he or she had remained employed for three more years; (iii) continued medical, dental and life insurance coverage for three years; (iv) outplacement services at a cost of not more than $30,000 or the use of office space and support for up to one year; (v) financial planning counseling for two years; and (vi) transfer of title of the participant's company car, if any, at no cost to the participant. If the foregoing benefits, when taken together with any other payments to the participant, result in the imposition of the excise tax on excess payments under
Section 4999 of the Code, then the severance benefits will be reduced only if the reduction results in a greater after-tax payment to the participant.


                  PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the year 1998. PricewaterhouseCoopers has performed this function for the Company commencing with the fiscal year 1995. Members of the firm will be available at the Annual Meeting of Shareholders to answer questions and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.


                PROPOSAL NO. 3 -- PROPOSAL TO AMEND THE COMPANY'S
                 RESTATED ARTICLES TO REMOVE LIMITATIONS ON THE
                  COMPANY'S ISSUANCE OF UNSECURED INDEBTEDNESS

EXPLANATION OF THE PROPOSED AMENDMENT

     Our Restated Articles of Incorporation (the "Articles") currently grant the holders of our Preferred Stock special voting rights with respect to certain matters, including, among others, the amendment of the Articles to authorize any prior ranking stock, the issuance of Preferred Stock unless certain coverage tests are met, the issuance of unsecured indebtedness unless certain coverage tests are met and the merger or consolidation of the Company unless ordered, approved or permitted by the SEC.

     Specifically Article V, Section 6(a)(i) provides that the approval of a majority of the total number of shares of Preferred Stock, without regard to series, present or represented by proxy is required for the Company to:

          Issue any unsecured notes, debentures, or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Corporation or the redemption or other retirement of outstanding shares of one or more series of the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures, or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed) would exceed twenty per cent (20%) of the aggregate of
     (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation (including all earned surplus, paid-in surplus, capital surplus, or other surplus of the Corporation) as then to be stated on the books of account of the Corporation.

     The proposed amendment (the "Proposed Amendment") would delete Section 6(a)(1) and thereby enable us to incur unsecured indebtedness without a shareholder vote.

SPECIAL CASH DIVIDEND

     Subject to the terms and conditions described in this Proxy Statement, if (but only if) the Proposed Amendment is adopted at the Annual Meeting, the Company will declare and pay, to each holder of Preferred Stock of record as of March 1, 1999, a special cash dividend in the amount of $1.00 per share. If the Proposed Amendment is adopted at the Annual Meeting, the special cash dividend will be paid promptly after the Proposed Amendment shall have become effective. However, no accrued interest will be paid on the special cash dividend, regardless of any delay in making such dividend payment. See "Certain Federal Income Tax Consequences" below.

REASONS FOR THE PROPOSED AMENDMENT

     GENERAL. We believe that legislative, regulatory, technological and market developments will lead to a more competitive environment in the electric and gas utility industries. As competition intensifies, our ability to retain flexibility and reduce costs will be even more crucial to our success. Because the electric and gas utility industries are extremely capital intensive, control and minimization of financing costs are of particular importance to us. In response to the competitive forces and regulatory changes that we face, we have from time to time considered, and expect to continue to consider, various strategies designed to enhance our competitive position and to increase our ability to adapt to and anticipate changes in our utility business. An example of one such strategy is our previously announced plan to develop an independent transmission company, and, in connection with such ITC, to sell or spin-off our transmission assets.

     We believe that adoption of the Proposed Amendment is critical to maintaining financial flexibility and facilitating capital cost reduction. Historically, our debt financing generally has been accomplished through the issuance of long-term mortgage bonds, unsecured indebtedness and pollution control bonds. Our mortgage bonds contain certain restrictive covenants with respect to, among other things, the disposition of assets and the ability to issue additional mortgage bonds. While the use of these mortgages may have been an acceptable and attractive financing vehicle in the non-competitive environment of the past, the restrictive covenants contained in our mortgage bonds limit our ability to respond to changing circumstances in a competitive environment. Unsecured indebtedness generally has fewer restrictions than mortgage bonds, will provide us more flexibility, and is, therefore, more desirable to us as the environment becomes more competitive. Short-term indebtedness, a lower cost form of debt available to us, represents one type of unsecured indebtedness. Pollution control bond financing, a more favorable type of financing due to its tax-exempt status, is available only for very limited purposes.

     Inasmuch as the limitation on the issuance of unsecured debt contained in the Articles restricts our flexibility in planning and financing our business activities, we believe we ultimately will be at a competitive disadvantage unless this provision is eliminated. Our new competitors (for example, power marketers, exempt wholesale generators, independent power producers and cogeneration facilities) generally are not subject to the type of financing restrictions this provision imposes on us. Recently, several other utilities with the same or similar charter restrictions have successfully eliminated such provisions by soliciting their shareholders for the same or similar amendments. In addition, some of our potential utility competitors have no comparable provision restricting the issuance of unsecured debt. Given the onset of competition in the utility industry, we must continue to explore new ways of reducing our costs and enhancing our flexibility. We believe that the adoption of the Proposed Amendment will be in the best long-term competitive interests of our shareholders.

     FINANCIAL FLEXIBILITY. If the Proposed Amendment is adopted, we will have increased flexibility (i) to choose among different types of debt financing and
(ii) to finance projects using the most cost effective means. We believe that various types of unsecured debt alternatives may increase in importance as a financing option. We believe that we will be able to tailor the terms of unsecured debt to take full advantage of changing conditions in securities markets.

     In addition, although our earnings currently are sufficient to meet the earnings coverage tests that must be satisfied before we can issue additional mortgage bonds and preferred stock, there is no guarantee that this will be true in the future. Other utilities have been unable to issue mortgage bonds during certain periods because of restrictive covenants in their mortgages. Our inability to issue mortgage bonds or preferred stock in the future, combined with an inability to issue additional unsecured debt, could limit our financing options to more costly options, including additional common equity. Moreover, continued reliance on the issuance of mortgage bonds could limit our ability in the future to strategically redeploy our assets.

     Our use of unsecured short-term indebtedness is presently restricted by the debt limitation provision. However, we believe that the prudent use of such indebtedness in excess of the amount currently permitted is vital to effective financial management of our business. Not only is unsecured short-term indebtedness generally one of our least expensive forms of raising capital, it also provides us flexibility in meeting seasonal and business cycle fluctuations in cash requirements, acts as a bridge between issues of permanent capital and can be used when unfavorable conditions prevail in the market for long-term capital. However, because of the debt limitation provision in the Articles, as of December 31, 1998, the maximum amount of unsecured indebtedness that we were authorized under the Articles to issue or assume was approximately $804.7 million. As of December 31, 1998, we had approximately $393.6 million of unsecured indebtedness outstanding, thus leaving an additional $411.1 million of capacity available.

     The Proposed Amendment will not only allow us to issue a greater amount of our debt as unsecured indebtedness, it also will allow us to issue a greater amount of total indebtedness. We presently have no intention, however, of issuing a greater amount of total debt than we would have issued absent the adoption of the Proposed Amendment. It is our present intention to retain flexibility in the mix of our outstanding debt and therefore have the option to use more short-term and other unsecured debt and fewer mortgage bonds, not to increase our overall debt level. Moreover, as a regulated utility, our capital structure will continue to be subject to the approval of the Minnesota Public Utility Commission.

     LOWER COSTS. As previously mentioned, our short-term debt issuances generally represent one of our lowest-cost forms of financing. By increasing our use of short-term debt, we may be able to lower our cost structure further, thereby making our products more competitive and reducing our business risks. However, with the debt limitation provision currently in place, the availability and corresponding benefits of short-term debt diminish. In addition, although short-term debt may expose us to more volatility in interest rates, it should be noted that the cost of short-term debt seldom exceeds the cost of other forms of capital available at the same time.

CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

     If the Proposed Amendment is adopted at the Annual Meeting, the holders of Preferred Stock will no longer be entitled to the benefits of the debt limitation provision, which will have been removed by the Proposed Amendment. As discussed above, the debt limitation provision places restrictions on our ability to issue or assume unsecured indebtedness. Although our debt instruments may contain certain restrictions on our ability to issue or assume debt, any such restrictions may be waived and the increased flexibility afforded by the removal of the debt limitation provision may permit us to take certain actions that may increase our credit risks, adversely affecting the market prices and credit ratings of the Preferred Stock, or that may otherwise be materially adverse to the interests of the holders of Preferred Stock. In addition, to the extent that we elect to issue or assume additional unsecured indebtedness, the relative position of Preferred Stock in our capital structure could be perceived to decline, which in turn could adversely affect the market prices and credit ratings of the remaining Preferred Stock. Since holders of any debt, including unsecured indebtedness, would rank ahead of Preferred Stock in a bankruptcy or other liquidation, the issuance of a greater amount of unsecured indebtedness may pose additional risk to holders of Preferred Stock under certain circumstances, including circumstances relating to a default by us in the repayment of such indebtedness.

     Approval of the Proposed Amendment also will constitute approval of the Special Cash Dividend.

RATING AGENCIES

     As of the date of this Proxy Statement, each series of Preferred Stock was rated A-1 by Moody's Investors Service, Inc. and A+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (collectively, the "Rating Agencies"). The Rating Agencies have been advised of the Proposed Amendment. The Rating Agencies have advised us that the adoption of the Proposed Amendment, in and of itself, will not result in a reduction of their current ratings of NSP's cumulative preferred stock.

     Ratings are not recommendations to purchase, hold or sell the Preferred Stock inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to the Rating Agencies by us and obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information.

     VOTE REQUIRED. The affirmative vote of the holders of a majority of (i) the Preferred Stock, voting separately as a class and (ii) the total voting power present in person or by proxy and entitled to vote is required for the approval of the adoption of the Proposed Amendment to the Restated Articles of Incorporation, as amended. Abstentions from voting on this matter are treated as votes against, while broker nonvotes are treated as shares not present and entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     GENERAL. In the opinion of Gardner, Carton & Douglas, our special counsel, the following summary describes the principal United States federal income tax consequences of the receipt of the Special Cash Dividend and the adoption of the Proposed Amendment. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Proxy Statement may adversely affect the tax consequences described herein, possibly on a retroactive basis. This summary is addressed to Preferred Stockholders who hold such shares as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a Preferred Stockholder in light of such Preferred Stockholder's particular circumstances or to Preferred Stockholders subject to special rules (including certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities or currencies, and Preferred Stockholders who are not citizens or residents of the United States). Preferred Stockholders should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "United States Holder" means an owner of Preferred Stock that is for United States federal income tax purposes (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate and certain electing trusts in existence on August 20, 1996 if the income of such estate or trust is subject to United States federal income taxation regardless of its source; or (iv) for non electing trusts and trusts not in existence until after August 20, 1996, any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. A "Non-United States Holder" is a Preferred Stockholder that is not a United States Holder.

     SPECIAL CASH DIVIDENDS; MODIFICATION OF ARTICLES. UNITED STATES
HOLDERS. We will take the position that, for federal income tax purposes, the Special Cash Dividends are ordinary dividend income to United States Holders and report them as such.

     NON-UNITED STATES HOLDERS. We will take the position that Special Cash Dividends paid to a Non-United States Holder of Preferred Stock are subject to withholding of United States federal income tax at a 30% rate unless appropriate documentation has been provided to the Company that a lower treaty rate applies. However, Special Cash Dividends that are effectively connected with the conduct of a trade or business by the Non-United States Holder within the United States are not subject to the withholding tax (provided such Non-United States Holder provides two originals of Internal Revenue Service ("IRS") Form 4224 stating that such Special Cash Dividends are so effectively connected), but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected Special Cash Dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). A Non-United States Holder of Preferred Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     ALL HOLDERS Preferred Stockholders will not recognize any taxable gain or loss with respect to their Preferred Stock as a result of the modification of the Articles by the Proposed Amendment other than with respect to the receipt of the Special Cash Dividend or if they exercise dissenters' rights.

     BACKUP WITHHOLDING. The amount of the Special Cash Dividend paid to a United States Holder will be reported to such holder and to the Internal Revenue Service in the same way all cash dividends are reported. Backup withholding at a rate of 31% will apply to any such payments made to non-exempt United States Holders for whom backup withholding applies with regards to the payment of regular cash dividends.

DISSENTERS' RIGHTS

     Section 302A.471 of the Minnesota Business Corporation Act, as amended (the "Business Corporation Act"), provides that if you are a shareholder of a Minnesota corporation you are entitled to dissent from, and obtain payment for your shares in the event of, among other things, an amendment of the corporation's articles of incorporation that (i) materially and adversely affects your rights in respect of your shares because it alters or abolishes a preferential right of such shares or (ii) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights. As described herein, the Proposed Amendment would amend the Articles to remove a covenant which provides that the issuance or assumption of unsecured indebtedness for certain purposes above a certain threshold requires the consent of the holders of at least a majority of the total number of shares of Preferred Stock present or represented by proxy at such meeting. To the extent that the Proposed Amendment is deemed to alter or abolish a "preferential right" of the Preferred Stock or to exclude or limit the right of a holder of Preferred Stock to vote on a matter within the meaning of Section 302A.471 of the Business Corporation Act, if you are a holder of Preferred Stock you would have the right to dissent from the Proposed Amendment and obtain payment of the fair value of your Preferred Stock. If you intend to demand payment for shares of Preferred Stock if the Proposed Amendment is adopted, you must file a notice with us at 414 Nicollet Mall, Minneapolis, Minnesota 55401, Attn: Corporate Secretary. This notice must be filed prior to the vote on the Proposed Amendment at the Annual Meeting. You also must not vote in favor of the Proposed Amendment. A shareholder who votes for the Proposed Amendment will have no dissenters' rights. A shareholder who does not satisfy each of the requirements of Sections 302A.471 and 302A.473 of the Business Corporation Act is not entitled to payment for such shares of Preferred Stock under the dissenters' rights provisions of the Business Corporation Act and will be bound by the terms of the Proposed Amendment.

     After the Proposed Amendment has been approved at the Annual Meeting, we must send written notice to all shareholders who have given written notice and not voted in favor of the Proposed Amendment as described above. Our notice will contain: (i) the address where the demand for payment and your Preferred Stock certificates must be sent and the date by which they must be received (which date will be the 30th day after the notice is given), (ii) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received, (iii) a form to be used to certify the date on which you, or the beneficial owner on whose behalf you dissent, acquired the shares (or an interest in them) and to demand payment, and (iv) a copy of the provisions of the Business Corporation Act set forth in Annex A with a brief description of the procedures to be followed under those provisions. If you wish to assert dissenters' rights you must demand payment and deposit your Preferred Stock certificates (at the address specified in our notice) within 30 days after such notice is given. From and after the effective time of the Proposed Amendment, dissenting shareholders will no longer be entitled to any rights of a shareholder, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights of appraisal as provided by the Business Corporation Act. If you shall have failed to perfect or shall have effectively withdrawn or lost such right, you will not be entitled to fair value for your shares from us and your shares will remain outstanding.

     After the effective time of the Proposed Amendment or upon receipt of a valid demand for payment, whichever is later, we must remit to each dissenting shareholder who complied with the requirements of the Business Corporation Act the amount we estimate to be the fair value of such shareholder's shares of Preferred Stock, plus interest accrued at a statutory rate from the fifth day after the effective time to the date of payment. The payment also must be accompanied by certain financial data, our estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the Business Corporation Act with a brief description of the procedures to be followed in demanding supplemental payment. You may decline to accept the amount remitted by us and demand payment for an amount equal to your estimate of the fair value of the Preferred Stock. Failure to make such demand within 30 days after the notice is given by us, entitles you only to the amount initially remitted by us. If we fail to remit payment within 60 days of the deposit of your Preferred Stock certificates or the imposition of transfer restrictions on uncertificated shares, we must return all deposited Preferred Stock certificates and cancel all transfer restrictions; however, we may again give notice regarding the procedure to exercise dissenters' rights and require deposit or restrict transfer at a later time. If you believe that the amount remitted is less than the fair value of your Preferred Stock (including statutory interest), you may give written notice to us of your own estimate of the fair value of the shares, plus interest, within 30 days after we mail our remittance, and demand payment of the difference. Otherwise you are entitled only to the amount remitted by us.

     If we receive a demand from you to pay such difference, we shall, within 60 days after receiving the demand, either pay to you the amount demanded or agreed to by you after discussion with us or file in court a petition requesting that the court determine the fair value of your shares of Preferred Stock, plus interest.

     The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 302A.473 of the Business Corporation Act and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares as determined by the court is binding on all dissenting shareholders and may be less than, equal to or greater than the current market price of the Preferred Stock. If the court determines that the fair value of the shares is in excess of the amount, if any, remitted by us, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds such amount previously remitted. A dissenting shareholder will not be liable to us if the amount, if any, originally remitted to such shareholder by us exceeds the fair value of the shares, as determined by the court, plus interest.

     Costs of the court proceeding shall be determined by the court and assessed against us, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

     If the court finds that we did not substantially comply with the relevant dissenters' provisions of the Business Corporation Act, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable. Such fees and expenses may also be assessed against any party if the court finds that such party in bringing the proceeding has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of any attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

     A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in such shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies us in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     Under Subdivision 4 of Section 302A.471 of the Business Corporation Act, a holder of Preferred Stock has no right, at law or in equity, to set aside the approval of the Proposed Amendment, except if such approval or consummation was fraudulent with respect to such shareholder or the Company.

     A dissenter who receives payment for his or her shares upon exercise of the right of dissent will, subject to the provisions of Section 302(b) of the Internal Revenue Code, recognize gain or loss for Federal income tax purposes, measured by the difference between the cost basis of his or her shares and the amount of payment received.

     PREFERRED STOCKHOLDERS WHO WISH TO RESERVE THE RIGHT TO EXERCISE DISSENTERS' RIGHTS SHOULD REVIEW CAREFULLY THE FOREGOING DISCUSSION AND THE PROVISIONS OF THE BUSINESS CORPORATION ACT SET FORTH IN ANNEX A. THE FAILURE TO COMPLY STRICTLY WITH THE DESCRIBED PROCEDURES WILL RESULT IN THE LOSS OF ANY SUCH DISSENTERS' RIGHTS. ANY PREFERRED STOCKHOLDER WHO CONTEMPLATES THE ASSERTION OF DISSENTERS' RIGHTS IS URGED TO CONSULT HIS OR HER OWN COUNSEL.


           PROPOSAL NO. 4 -- PROPOSAL TO AMEND THE COMPANY'S RESTATED
               ARTICLES TO REMOVE PROVISIONS RELATING TO SERIES OF
                     PREFERRED STOCK THAT HAVE BEEN REDEEMED

EXPLANATION OF PROPOSED AMENDMENT

     Subsections (g), (h), (i), (j) and (k) (attached hereto as Annex B) of
Section 14 of Article V of our Restated Articles of Incorporation (the "Articles") currently set forth the specific terms of the $6.80 Series, $7.00 Series, $8.80 Series, $7.84 Series and $10.36 Series (collectively, the "Series") of our Preferred Stock, all of which Series have been redeemed in their entirety. Because such Series have been redeemed and there are no shares of such Series outstanding, these subsections (g) through (k) are of no effect and the Company desires to delete them from the Articles.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote is required for approval of the adoption of the proposal to amend the Articles to remove subsections (g),
(h), (i), (j), and (k) of Section 14 of Article V. Abstentions from voting on this matter are treated as votes against, while broker nonvotes are treated as shares not present and entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE ARTICLES TO REMOVE SUBSECTIONS (g), (h),
(i), (j), and (k) OF SECTION 14 OF ARTICLE V.


                            QUORUM AND VOTE REQUIRED

     The presence in person or by proxy, of the holders of a majority of the voting power of the shares of common stock and cumulative preferred stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The Proposed Amendment of the Articles of Incorporation to remove the limitation on the issuance of unsecured debt requires the approval of a majority of the Preferred Stock, voting separately as a class, and a majority of the total voting power present in person or by proxy and entitled to vote. The proposal to amend the Articles to remove the provisions relating to series of Preferred Stock that have been redeemed requires the approval of a majority of the total voting power present in person or by proxy and entitled to vote. Ratification of the selection of outside auditors requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote. Abstentions from voting on these matters are treated as votes against, while broker non-votes are treated as shares not present and entitled to vote.


                           2000 SHAREHOLDER PROPOSALS

     Any proposal by a shareholder intended to be included in the proxy statement for the annual shareholder meeting in 2000 must be received by the Secretary of the Company at 414 Nicollet Mall, Minneapolis, Minnesota 55401, not later than the close of business on November 8, 1999. Proposals received by that date will be included in the 2000 Proxy Statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the SEC.

     For a proposal not included in the proxy statement to be properly brought before an annual meeting by a shareholder, the Company's Bylaws provide that the Secretary of the Company must have received written notice thereof not less than 20 or more than 90 days prior to the meeting. The notice must contain (i) a description of the proposed business and the reasons for conducting such business at the annual meeting, (ii) the shareholder's name and record address,
(iii) the class and number of shares beneficially owned by the shareholder, and
(iv) any material interest of the shareholder in such business. Any such proposal will be considered untimely for purposes of Rule 14c-4(c) of the SEC's proxy rules and, accordingly, we will be entitled to exercise discretionary voting authority with respect to such item.

                                 OTHER BUSINESS

     Management does not know of any business, other than that described herein, that may be presented for action at the Annual Meeting of Shareholders. If any other matters are properly presented at the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.


Minneapolis, Minnesota                  By order of the Board of Directors
March 8, 1999                                   John P. Moore, Jr.
                                                    SECRETARY

                                                                         ANNEX A


                          DISSENTERS' RIGHTS PROVISIONS
                                     OF THE
                       MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

     SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

          (1) alters or abolishes a preferential right of the shares;

          (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

          (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

          (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     SUBDIVISION 2. BENEFICIAL OWNERS. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     SUBDIVISION 3. RIGHTS NOT TO APPLY. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

     SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

     SUBDIVISION 1. DEFINITIONS. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     SUBDIVISION 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     SUBDIVISION 5. PAYMENT; RETURN OF SHARES. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     SUBDIVISION 8. COSTS; FEES; EXPENSES. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                         ANNEX B


                    SUBSECTIONS (g), (h), (i), (j) AND (k) OF
                         SECTION 14 OF ARTICLE V OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          NORTHERN STATES POWER COMPANY
                            (A MINNESOTA CORPORATION)

                     ARTICLE V. DESCRIPTION OF CAPITAL STOCK

The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is three hundred fifty-seven million (357,000,000) of the par value per share hereinafter set forth.

A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

                  * * *
14.  SERIES OF PREFERRED STOCK
               * * *

     g.   CUMULATIVE PREFERRED STOCK, $6.80 SERIES

          (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated Cumulative Preferred Stock, $6.80 Series, and the number of shares constituting said new series is hereby fixed at 200,000 shares.

          (ii) The dividend rate of the shares of said new series is hereby fixed at $6.80 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

          (iii) The redemption prices of the shares of said new series are hereby fixed at $108.29 per share in case of redemption on or prior to December 31, 1973; $106.59 per share in case of redemption subsequent to December 31, 1973 and on or prior to December 31, 1978; $104.89 per share in case of redemption subsequent to December 31, 1978 and on or prior to December 31, 1983; and the $103.19 per share in case of redemption subsequent to December 31, 1983; plus in each case an amount equal to the dividends at the rate of $6.80 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to May 1, 1973 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

          (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

     h.   CUMULATIVE PREFERRED STOCK, $7.00 SERIES

          (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated Cumulative Preferred Stock, $7.00 Series, and the number of shares constituting said new series is hereby fixed at 200,000 shares.

          (ii) The dividend rate of the shares of said new series is hereby fixed at $7.00 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

          (iii) The redemption prices of the shares of said new series are hereby fixed at $108.45 per share in case of redemption on or prior to December 31, 1974; $106.70 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; $104.95 per share in case of redemption subsequent to December 31, 1979 and on or prior to December 31, 1984; and $103.20 per share in case of redemption subsequent to December 31, 1984; plus in each case an amount equal to the dividends at the rate of $7.00 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemed prior to January 1, 1974 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

          (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

     i.   CUMULATIVE PREFERRED STOCK, $8.80 SERIES

          (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated Cumulative Preferred Stock, $8.80 Series, and the number of shares constituting said new series is hereby fixed at 250,000 shares.

          (ii) The dividend rate of the shares of said new series is hereby fixed at $8.80 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

          (iii) The redemption prices of the shares of said new series are hereby fixed at $109.95 per share in case of redemption on or prior to December 31, 1975; $107.75 per share in case of redemption subsequent to December 31, 1975 and on or prior to December 31, 1980; $105.55 per share in case of redemption subsequent to December 31, 1980 and on or prior to December 31, 1985; and $103.35 per share in case of redemption subsequent to December 31, 1985; plus in each case an amount equal to the dividends at the rate of $8.80 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to September 1, 1975 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

          (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

     j.   CUMULATIVE PREFERRED STOCK, $7.84 SERIES

          (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated Cumulative Preferred Stock, $7.84 Series, and the number of shares constituting said new series is hereby fixed at 350,000 shares.

          (ii) The dividend rate of the shares of said new series is hereby fixed at $7.84 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

          (iii) The redemption prices of the shares of said new series are hereby fixed at $109.00 per share in case of redemption on or prior to December 31, 1976; $107.04 per share in case of redemption subsequent to December 31, 1976, and on or prior to December 31, 1981; $105.08 per share in case of redemption subsequent to December 31, 1981, and on or prior to December 31, 1986; and $103.12 per share in case of redemption subsequent to December 31, 1986; plus in each case an amount equal to the dividends at the rate of $7.84 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to October 1, 1976, from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

          (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

     k.   CUMULATIVE PREFERRED STOCK, $10.36 SERIES

          (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred Stock of the Company which is hereby designated Cumulative Preferred Stock, $10.36 Series, and the number of shares constituting said new series is hereby fixed at 250,000 shares.

          (ii) The dividend rate of the shares of said new series is hereby fixed at $10.36 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

          (iii) The redemption prices of the shares of said new series are hereby fixed at $115.00 per share in case of redemption on or prior to June 30, 1984; $105.00 per share in case of redemption subsequent to June 30, 1984, and on or prior to June 30, 1989; and $102.50 per share in case of redemption subsequent to June 30, 1989; plus in each case an amount equal to the dividends at the rate of $10.36 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to July 1, 1979, from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series. The shares of said new series will also be redeemable at any time on and after July 1, 1979, for the sinking fund at the sinking fund redemption price, which shall be $101.10 per share plus accrued and unpaid dividends.

          (iv) Subject to the prohibitions and limitations contained in its Articles of Incorporation, as amended, and in Orders of the Securities and Exchange Commission in Files No. 70-3221 and 70-3279, the Company shall apply as and for a sinking fund for said new series on July 1 in each year commencing July 1, 1979, a minimum of 12,500 shares of said new series, and may so apply on each of said July 1 dates up to a maximum of an additional 12,500 shares of said new series. The shares to be applied annually in satisfaction of the sinking fund may be acquired either by redemption at the sinking fund redemption price in accordance with the provisions of Article V of the Articles of Incorporation and of this resolution, or by purchase from time to time in such manner as the Board of Directors may determine. If the Company shall be prevented by the restrictions referred to above or for any other reason from redeeming the number of shares of said new series, which in the absence of such restrictions it would be required to apply for the sinking fund on any such July 1, the deficit shall be made good on the first succeeding July 1 on which the Company shall not be prevented by such restrictions from redeeming the number of shares of said new series, which in the absence of such restrictions it would be required to apply for the sinking fund on any such July 1, the deficit shall be made good on the first succeeding July 1 on which the Company shall not be prevented by such restrictions from redeeming shares of said new series. Shares applied to the sinking fund on any applicable July 1 date shall be deemed to be not outstanding on such date. Shares of said new series acquired by redemption must be applied in satisfaction of the current sinking fund payments; but shares of said new series purchased by the Company may be applied in satisfaction of any sinking fund payment. Shares applied in satisfaction of the sinking fund shall become authorized but unissued shares of Preferred Stock of the Company but may not be reissued as shares of said new series, and the Company shall forthwith take all necessary action to effectuate the foregoing.

          (v) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

                                                 ANNUAL MEETING ADMISSION TICKET
[NSP LOGO]                 NORTHERN STATES POWER COMPANY
                  414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

Admission ticket for Northern States Power Company Annual Meeting of Shareholders; Wednesday, April 28, 1999, at 10:00 a.m. at the MINNEAPOLIS CONVENTION CENTER, Ballroom, 1301 South Second Avenue. Refreshments will be served from 8:45 a.m. - 9:45 a.m.

                                                                         THIS IS
                                                                           NOT
                                                                         A PROXY

Please present this ticket for admittance of shareholder(s) named above. Admittance will be based upon availability of seating.

123 456 7                                 VOTE BY TELEPHONE OR INTERNET
CONTROL NUMBER                          QUICK * * * EASY * * * IMMEDIATE
For Telephone/Internet Voting

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. For TELEPHONE OR INTERNET VOTING you will be asked to enter the "CONTROL NUMBER" located in the box in the upper left of this form.

VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-888-XXX-XXXX -
               ANYTIME. NO CHARGE FOR THIS CALL.
  OPTION A:  To vote as the Board of Directors recommends on ALL proposals:
             Press 1

  OPTION B:  If you choose to vote on each item separately, press 0. You will hear these instructions:

       PROPOSAL 1:    To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL
                      nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to all the instructions

       PROPOSAL 2:    To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press
                      0. The INSTRUCTIONS ARE THE SAME for all remaining proposals to be voted.

       WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.


VOTE BY INTERNET:  THE WEB ADDRESS IS __________________________________________

          IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY FORM
                              THANK YOU FOR VOTING

VOTE BY MAIL:  FOLD, DETACH HERE, SIGN (BELOW), MARK (OTHER SIDE) AND RETURN
               PROXY FORM.






[LOGO] NSP                NORTHERN STATES POWER COMPANY               PROXY FORM
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401


Please sign EXACTLY as your name(s) appear(s) on this form. Attorneys, executors, administrators, trustees, or guardians should so indicate when signing. For joint accounts, one joint owner may sign.

Signature______________________________________________Date_______________, 1999

Signature______________________________________________Date_______________, 1999



IMPORTANT: THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED PROXY STATEMENT, COMPLETE THIS PROXY FORM AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                    (CONTINUED AND TO BE VOTED ON OTHER SIDE)

                         1999 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for NSP's Annual Meeting of Shareholders on Wednesday, April 28, 1999 at 10:00 a.m. at the Minneapolis Convention Center, Ballroom, 1301 Second Avenue South, Minneapolis, Minnesota.

1. To gain entrance to the meeting, you must present the enclosed admission ticket or evidence of ownership of NSP stock.

2. You will be required to pass through a metal detector similar to those at airports. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3. The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

4. Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company representative, and the Company will respond as soon as possible after the meeting.

6. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

--------------------------------------------------------------------------------


NSP COMPLIMENTARY PARKING TICKET


PARKING
-------
NSP will provide parking at the following ramps:

PLAZA PARKING RAMP
------------------
Enter on 2nd Avenue or 12th Street

ORCHESTRA HALL PARKING RAMP
---------------------------
Enter on 11 Street, 12th Street or Marquette                [MAP]

HILTON PARKING RAMP
-------------------
Enter on 2nd Avenue or 11th Street

LEAMINGTON PARKING RAMP
-----------------------
Enter on 10th Street or 11th Street


     PRESENT THIS CARD TO PARKING ATTENDANT.

INSTRUCTIONS FOR MARKING YOUR VOTING DIRECTIVE

Your vote is important! Please follow the instructions below for marking your choices:

         CORRECT MARK               INCORRECT MARKS         TO VOTE BY MAIL

                                                                 RETURN
                                                               PROXY FORM
                                                                  BELOW

o Use a No. 2 pencil or blue or black ink pen only.        THANK YOU FOR VOTING.
o Do not use pens with ink that soaks through the paper.
o Make solid marks that fill the oval completely.
o Make no stray marks on the directive.
o Do not fold, tear or mutilate the directive.


--------------------------------------------------------------------------------

[LOGO] NSP                NORTHERN STATES POWER COMPANY               PROXY FORM
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

The undersigned appoints Edward J. McIntyre, John P. Moore, Jr. and Gary R. Johnson, or any of them, each with full power of substitution, to represent and vote the shares of stock held by the undersigned at the Annual Meeting of Shareholders on Wednesday, April 28, 1999, at 10 a.m., and any adjournments thereof, as follows. If you want, you can indicate your vote and this Proxy will be voted as indicated. If no markings are made, the proxy will be voted "FOR" Proposals 1, 2, 3 and 4.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF THREE DIRECTORS IN CLASS I. (If you wish to withhold authority to vote for any of the Directors, strike out the appropriate name(s)):

     (01) W. John Driscoll  (02) James J. Howard   (3) Allan L. Schuman

                                               |_| FOR  |_| WITHHOLD

2.   APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
     AUDITORS.
                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

3. TO VOTE ON A PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO REMOVE LIMITS ON THE COMPANY'S ISSUANCE OF UNSECURED INDEBTEDNESS.

                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

4. TO VOTE ON A PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO REMOVE PROVISIONS RELATING TO SERIES OF PREFERRED STOCK THAT HAVE BEEN REDEEMED.

                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

                          (TO BE SIGNED ON OTHER SIDE)

                                                 ANNUAL MEETING ADMISSION TICKET

[NSP LOGO]               NORTHERN STATES POWER COMPANY
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401

Admission ticket for Northern States Power Company Annual Meeting of Shareholders; Wednesday, April 28, 1999, at 10:00 a.m. at the MINNEAPOLIS CONVENTION CENTER, Ballroom, 1301 South Second Avenue. Refreshments will be served from 8:45 a.m. - 9:45 a.m.

                                                                     THIS IS
                                                                      NOT A
                                                                     VOTING
                                                                    DIRECTIVE

Please present this ticket for admittance of shareholder(s) named above. Admittance will be based upon availability of seating. IMPORTANT: Because of limited seating capacity at the Annual Meeting, employees are urged to forego attending so that other shareholder groups may attend. However, if you want to attend, the time away from your work would be personal time. In keeping with Company Policy you must obtain your Supervisor's permission to take a PTO or MAT day.

        123 456 7                           VOTE BY TELEPHONE OR INTERNET
     CONTROL NUMBER                       QUICK * * * EASY * * * IMMEDIATE
For Telephone/Internet Voting

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. For TELEPHONE OR INTERNET VOTING you will be asked to enter the "CONTROL NUMBER" located in the box in the upper left of this form.

VOTE BY PHONE: CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE
               1-888-XXX-XXXX - ANYTIME. NO CHARGE FOR THIS CALL.

  OPTION A: To vote as the Board of Directors recommends on ALL proposals:
            Press 1

  OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:

       PROPOSAL 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to all the instructions

       PROPOSAL       2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press
                      0. The INSTRUCTIONS ARE THE SAME for all remaining proposals to be voted.

       WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.


VOTE BY INTERNET:  THE WEB ADDRESS IS __________________________________________

          IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY FORM
                              THANK YOU FOR VOTING

VOTE BY MAIL:  FOLD, DETACH HERE, SIGN (BELOW), MARK (OTHER SIDE) AND RETURN
               PROXY FORM.


--------------------------------------------------------------------------------


[LOGO] NSP                NORTHERN STATES POWER COMPANY              ESOP VOTING
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401      DIRECTIVE

Please sign EXACTLY as your name(s) appear(s) on this form.

Signature______________________________________________Date_______________, 1999

Signature______________________________________________Date_______________, 1999



IMPORTANT: THIS VOTING DIRECTIVE IS SOLICITED BY THE BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE REVIEW THE ENCLOSED PROXY STATEMENT, COMPLETE THIS VOTING DIRECTIVE AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                    (CONTINUED AND TO BE VOTED ON OTHER SIDE)

[NSP LOGO]               1999 ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply for NSP's Annual Meeting of Shareholders on Wednesday, April 28, 1999 at 10:00 a.m. at the Minneapolis Convention Center, Ballroom, 1301 Second Avenue South, Minneapolis, Minnesota.

1. To gain entrance to the meeting, you must present the enclosed admission ticket or evidence of ownership of NSP stock.

2. You will be required to pass through a metal detector similar to those at airports. Briefcases, purses and parcels will be examined. The use of cameras or sound recording equipment is prohibited, except those employed by the Company to provide a record of the proceedings.

3. The business of the meeting is set forth in the Proxy Statement and will be published on an Agenda that you will receive at the meeting. Whether or not you plan to attend the meeting, please sign, date and return the proxy form in the envelope provided. If you wish to change your vote or have not voted by proxy, a ballot will be distributed to you at the meeting.

4. Time has been reserved at the end of the meeting for shareholder questions that relate to the business of the Company. If you want to speak, please go to the nearest microphone, state your name and confirm that you are a shareholder before asking your question. Please direct all questions to the Chairman. Questions from the floor are limited to three minutes to provide an opportunity for as many shareholders as possible.

5. Although personal grievances and claims are not appropriate subjects for the meeting, you may submit any grievance or claim in writing to any usher or Company representative, and the Company will respond as soon as possible after the meeting.

6. The Chairman in his sole discretion shall have authority to conduct the meeting and rule on any questions or procedures that may arise.

--------------------------------------------------------------------------------

NSP COMPLIMENTARY PARKING TICKET


PARKING
-------
NSP will provide parking at the following ramps:

PLAZA PARKING RAMP
------------------
Enter on 2nd Avenue or 12th Street

ORCHESTRA HALL PARKING RAMP
---------------------------                                 [MAP]
Enter on 11 Street, 12th Street or Marquette

HILTON PARKING RAMP
-------------------
Enter on 2nd Avenue or 11th Street

LEAMINGTON PARKING RAMP
-----------------------
Enter on 10th Street or 11th Street

     PRESENT THIS CARD TO PARKING ATTENDANT.



INSTRUCTIONS FOR MARKING YOUR VOTING DIRECTIVE

Your vote is important! Please follow the instructions below for marking your choices:
                                                              TO VOTE BY MAIL
         CORRECT MARK              INCORRECT MARKS
                                                                  RETURN
                                                             VOTING DIRECTIVE
                                                                   BELOW
o Use a No. 2 pencil or blue or black ink pen only.
o Do not use pens with ink that soaks through the paper.   THANK YOU FOR VOTING.
o Make solid marks that fill the oval completely.
o Make no stray marks on the directive.
o Do not fold, tear or mutilate the directive.



--------------------------------------------------------------------------------

[LOGO] NSP                NORTHERN STATES POWER COMPANY              ESOP VOTING
                 414 NICOLLET MALL, MINNEAPOLIS, MINNESOTA 55401      DIRECTIVE

The undersigned hereby instructs First Trust N.A. St. Paul, Minnesota, Trustee of the Northern States Power Company Employee Stock Ownership Trust to vote the common stock shares allocated to the Account of the undersigned in said Trust, either directly or by designation of proxies, at the Annual Meeting of Shareholders on Wednesday, April 28, 1999, at 10:00 a.m., and any adjournments thereof, as follows. IF YOU WANT, YOU CAN INDICATE YOUR VOTE AND YOUR DIRECTIVE WILL BE VOTED AS INDICATED. BE SURE TO FOLLOW THE INSTRUCTIONS BELOW FOR MARKING YOUR DIRECTIVE TO ASSURE THAT YOUR VOTE IS COUNTED. IF NO MARKINGS ARE MADE, YOUR DIRECTIVE WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF THREE DIRECTORS IN CLASS I. (If you wish to withhold authority to vote for any of the Directors, strike out the appropriate name(s)):

     (01) W. John Driscoll  (02) James J. Howard   (3) Allan L. Schuman

                                               |_| FOR  |_| WITHHOLD

2.   APPROVAL OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
     AUDITORS.
                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

3. TO VOTE ON A PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO REMOVE LIMITS ON THE COMPANY'S ISSUANCE OF UNSECURED INDEBTEDNESS.

                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

4. TO VOTE ON A PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO REMOVE PROVISIONS RELATING TO SERIES OF PREFERRED STOCK THAT HAVE BEEN REDEEMED.

                                               |_| FOR  |_| AGAINST  |_| ABSTAIN

                          (TO BE SIGNED ON OTHER SIDE)